SCHEDULE 14C/A INFORMATION

                               (AMENDMENT NO. 1 )

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

         [x]      Preliminary Information Statement

         [ ]      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))

         [ ]      Definitive Information Statement


                        DIVERSIFIED RESOURCES GROUP, INC.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2)      Aggregate number of securities to which transaction applies:
                  N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4)      Proposed maximum aggregate value of transaction: N/A

         (5)      Total fee paid: N/A

[ ]      Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

         (1) Amount Previously Paid: $0
         (2) Form, Schedule or Registration Statement No.: N/A
         (3) Filing Party: N/A
         (4) Date Filed: N/A

                        DIVERSIFIED RESOURCES GROUP, INC.
                           1389 General Aviation Drive
                            Melbourne, Florida 32935

                           --------------------------

                              INFORMATION STATEMENT

                           --------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


              ----------------------------------------------------

         We are sending this Information Statement on or about May __, 2003, to all common shareholders of record of Diversified Resources Group, Inc. (the "Company") as of February 20, 2003 in connection with the authorization by the Company's majority shareholder on February 23, 2002 of the following corporate actions by written consent without a meeting:

         An amendment of the Company's Articles of Incorporation to change the name of the Company to AeroGroup Incorporated; and

         An amendment of Company's Articles of Incorporation increasing the authorized shares of common stock of the Company from 100,000,000 to 750,000,000 shares, $.005 par value per share.

         Because the above actions have been approved by our majority stockholder, you are not required to take any action.

         The amendments to our Articles of Incorporation described above require the affirmative vote of a majority of the outstanding shares of our common stock. Each share of common stock is entitled to one vote on the proposed amendments. On February 23, 2002, the date of the written consent of our majority shareholder, there were 100,000,000 shares of our common stock issued and outstanding. The Board of Directors recommended approval of the proposals by the Company's shareholders. On February 23, 2002, Mark Daniels, beneficial owner of approximately 50.5% of the Company's issued and outstanding common stock, executed a written consent approving the proposals. Under Utah law, such written consent is sufficient to constitute the required shareholder approval of the proposals. Accordingly, all corporate actions necessary to authorize the proposed amendments to the Articles of Incorporation have been taken.

         This Information Statement is being sent to our shareholders in connection with such approval, in compliance with applicable requirements of Utah law and rules and regulations of the Securities and Exchange Commission. It is anticipated that Articles of Amendment implementing the proposed amendments to our Articles of Incorporation set forth in proposals 1 and 2 will be filed with the Utah Department of Commerce on or about May__, 2003, approximately 20 days after we have mailed this Information Statement to our shareholders, whereupon such amendments will take effect.

                                   PROPOSAL 1
                                   ----------

                     AMENDMENT TO ARTICLES OF INCORPORATION
                               TO CHANGE OUR NAME

         The purpose of our proposed name change to "AeroGroup Incorporated" is to reflect a change in the direction of the historic business of the Company to aeronautical defense support and training services for the United States Military. This change in direction was a result of our recent acquisition of AeroGroup International Corporation pursuant to an Agreement and Plan of Share Exchange. Our Board of Directors believes that this repositioning of our principal line of business will place us in the best position for future success and growth.

         An amendment to our Articles of Incorporation is required to change our name. Based upon the recommendation of our Board of Directors, our majority shareholder, Mark Daniels, approved our name change by written consent without a meeting on February 23, 2002. On February 23, 2002, the date of this consent, we had outstanding and entitled to vote 100,000,000 shares of common stock. Mark Daniels owned 50,500,000 shares, or 50.5%, of the 100,000,000 shares entitled to vote as of the date of the written consent. We will accomplish the name change by filing Articles of Amendment to the Articles of Incorporation with the Utah Department of Commerce on or about May __, 2003. The form of the Articles of Amendment to our Articles of Incorporation is attached hereto as Appendix A.

         Upon the filing of the Articles of Amendment, common stock certificates that previously represented our common stock in the name of Diversified Resources Group, Inc. shall be deemed to represent shares of AeroGroup Incorporated, without any further action by the holders of our common stock. The foregoing notwithstanding, we request that our shareholders exchange their existing certificates for certificates bearing the name AeroGroup Incorporated. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

         We reserve the right, without further action by our shareholders, not to proceed with the name change if our Board of Directors determines that the name change is not in the best interests of the Company or our shareholders before filing the Articles of Amendment with the Utah Department of Commerce.

                                   PROPOSAL 2
                                   ----------

                     AMENDMENT TO ARTICLES OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

         The principal purpose of the proposed increase in our authorized common stock is to make available additional shares of our common stock if our Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters. The increase in our authorized common stock will not have any immediate effect on the rights of our existing shareholders. Our Board will, however, have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease our existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing shareholders. The holders of our common stock have no preemptive rights.

         Except as described below, we currently have no plans to issue the additional authorized shares. We continue, however, to explore possible acquisition transactions, some of which could involve the issuance of additional shares, including to obtain financing for such transactions. In addition, the Company may issue additional shares to its consultants or employees as compensation for services performed for the Company. On February 23, 2002, the Board authorized the issuance of the following shares of the Company's common stock to certain of its employees, consultants, and advisors as payment for services rendered to the Company: Mark Daniels - 12,500,000 shares; Craig I. Kelley, P.A. - 10,000,000 shares; Rick Wahl - 5,000,000 shares; Chris Beck - 10,000,000 shares; Victor Miller - 12, 500,000 shares; and Fred Daniels - 5,000,000 shares. The Company intends to register the foregoing shares to be issued under the Securities Act of 1933, as amended, on Form S-8. On June 18, 2002, the Board authorized the issuance of the following additional shares of the Company's common stock to certain of its employees, consultants, and advisors in lieu of cash compensation as payment for services performed for the
Company: Resource Financial Holdings, LLC - 150,200,000 shares; J Morgan Holdings Incorporated - 27,000,000 shares; Rick Wahl - 10,000,000 shares; Chris Beck - 27,000,000 shares; Victor Miller - 55,000,000 shares; Brian Kaplan - 200,000 shares; Scott Kelley 200,000 shares; Greg Terraglio - 200,000 shares; Marty Klindt - 100,000 shares; and Eric Plotkin - 100,000 shares. The foregoing described shares will be issued upon the effectiveness of the increase in the Company's authorized shares of common stock contemplated by this Proposal 2. On April 11, 2003, the majority of the Board of Directors resolved that the previous Preliminary Information Statement Schedule 14C, filed March 25, 2003, be amended and refilled to reflect corrections as follows: The Board of Directors resolved, as a result of the default and breach by Tampa Bay Financial, Inc., under the Agreement for Plan and Exchange and the Funding Agreement contemporaneously executed on January 30, 2002, the relevant portions as it pertains to the "earn out" of additional stock to be issued to Mark Daniels in exchange for the transfer of specific aircraft to DRGR/Aero Group and realizing certain income projections, as set forth therein be recinded. Further, the Board of Directors authorized and approved the decision to relieve the Company and Mark Daniels from any responsibility or liability required under the referenced provisions. We will seek no further authorization from the Company's shareholders in connection with the issuance of shares described in this paragraph.

         The increase in the number of authorized shares of our common stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our shareholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. For example, such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.

         We are not presently aware of any pending or proposed transaction involving a change in control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase our authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

         An amendment to our Articles of Incorporation is required to increase our authorized common stock. Based upon the recommendation of our Board of Directors, our majority shareholder, Mark Daniels, approved by written consent without a meeting on February 23, 2002, an increase in our authorized common stock from 100,000,000 to 750,000,000 shares. On February 23, 2002, the date of this consent, we had outstanding and entitled to vote 100,000,000 shares of common stock. Mark Daniels owned 50, 500,000 shares, or 50.5%, of the 100,000,000 shares entitled to vote as of the date of this consent. We will accomplish the increase in our authorized common stock by filing Articles of Amendment to our Articles of Incorporation with the Utah Department of Commerce on or about May ___, 2003. The form of the Articles of Amendment to our Articles of Incorporation is attached hereto as Appendix A.

         We reserve the right, without further action by our shareholders, not to proceed with the increase in our authorized common stock if our Board of Directors determines that such increase is not in the best interests of the Company or our stockholders before filing the Articles of Amendment with the Utah Department of Commerce.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the amount of our common stock beneficially owned as of February 20, 2003 by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock,
(ii) our directors, (iii) our CEO and our four other most highly compensated executive officers serving at the end of fiscal 2002 (the "Named Officers"), and
(iv) all our directors and executive officers as a group. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of February 20, 2003 through the exercise of any stock option or other right. A total of 100,000,000 shares of our common stock were issued and outstanding as of February 20, 2003.

                                                NUMBER OF          PERCENT OF
          NAME                                    SHARES             TOTAL
          ----                                    ------             -----
DIRECTORS AND NAMED OFFICERS:

Mark Daniels   Chairman of the Board,          208,990,000            69.9%
Chief Executive Officer, President and
Director
1389 General Aviation Drive
Melbourne, Florida

Christopher R. Beck   Secretary and             37,500,000(2)         27.3%
Director
1389 General Aviation Drive
Melbourne, Florida

Victor Miller   Vice President and              67,500,000(3)         40.3%
Director
1389 General Aviation Drive
Melbourne, Florida

Fred Daniels   Director                          5,000,000             4.8%
1389 General Aviation Drive
Melbourne, Florida


All directors and
executive officers as a                        318,990,000            78.1%
group (a total of 4
shareholder persons)

5% SHAREHOLDERS:
Craig Kelley (5)                                37,500,000            27.3%
1665 Palm Beach lakes Blvd.
West Palm Beach, Florida 33401

Rick Wahl                                       15,000,000            13.0%
1389 General Aviation Dr.
Melbourne, Florida 32935

______________________

(1) Includes 16,540,000 shares held of record by OneSource Capital Holdings, LLC of which Mark Daniels is the sole member and manager and 19,750,000 shares held of record by Resource Financial Holdings LLC of which Mark Daniels is the sole member and manager. Includes 150,200,000 shares that have been approved by the Board for issuance to Resource Financial Holdings, LLC and 12,500,000 shares that have been approved by the Board for issuance to Mr. Daniels.

(2) Includes 37,000,000 shares that have been approved by the Board for issuance to Mr. Beck.

(3) Includes 67,500,000 shares that have been approved by the Board for issuance to Mr. Miller.

(4) Includes 5,000,000 shares that have been approved by the Board for issuance to Mr. Daniels.

(5) Includes 10,000,000 shares that have been authorized by the Board for issuance to Mr. Kelley. Including 27,500,000 shares that have been authorized by the Board for issuance to J. Morgan Holdings of which Mr. Kelley is the sole officer and director.

CHANGE IN CONTROL

         On January 30, 2002, we entered into an Agreement and Plan of Exchange with Mark Daniels whereby we acquired all of the outstanding stock of AeroGroup International Corporation, a Florida corporation, in exchange for 50,500,000 shares of our common stock. Mr. Daniels beneficially owned approximately 69.9% of our outstanding common stock as of February 20, 2003, which includes that number of shares that Mr. Daniels has the right to acquire within 60 days thereof as specified in Rule 13d-3(d) (1) of the Securities Exchange Act of 1934, as amended.

         We filed with the Securities and Exchange Commission a Current Report on Form 8-K on January 30, 2002 describing the change of control transaction, which reports are incorporated by reference herein.

                                   APPENDIX A

                        DIVERSIFIED RESOURCES GROUP, INC.


               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION



                              ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                        DIVERSIFIED RESOURCES GROUP, INC.


                  Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:


         1. The name of the corporation is: DIVERSIFIED RESOURCES GROUP, INC.

         2.       The text of each amendment is:

                                ARTICLE I - NAME
                                ----------------

                  The name of this corporation is AeroGroup Incorporated.


                           ARTICLE IV - CAPITAL STOCK
                           --------------------------


                  Section 1. Authorized Shares. The aggregate number of shares of capital stock authorized to be issued by the Corporation is 751,000,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as set forth herein.

                      Class              Number of Shares             Par Value
                  ---------------        ----------------             Per Share
                                                                      ---------
                  Common Shares             750,000,000                 $.005

                  Preferred Shares           1,000,000                   $.10

         3. The foregoing amendment ("Amendment") was approved and adopted by written consent in lieu of a meeting of the shareholders by holders of more than a majority of the Corporation's 100,000,000 shares of $.005 par value voting Common Stock then outstanding in accordance with the Utah Revised Business Corporation Act. The holders of the 100,000,000 shares of the Corporation's Common Stock were the only voting group entitled to vote on the Amendment, and each of these shares was entitled to one vote. The total number of undisputed votes cast for the Amendment by this voting group was 50,500,000, and the number of votes cast for the Amendment by such voting group was sufficient for approval by that group.

                  IN WITNESS WHEREOF, these Articles of Amendment are executed on this ____ day of ______________, 2003.


                                          By:___________________________________
                                            Mark Daniels, President

                                  EXHIBIT INDEX


99.1   Current Report on Form 8-K filed by the Registrant on January 30, 2002 *


* Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on January 30, 2002